Exhibit 10.65

AMENDMENT TO
WARRANT AGREEMENT DATED AS OF SEPTEMBER 14, 2004
BETWEEN
INTERPOOL, INC.
AND
U.S. BANK NATIONAL ASSOCIATION

          AMENDMENT dated as of April 26, 2005 (this "Amendment"), by and between INTERPOOL INC., a Delaware corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a nationally chartered banking association, in its capacity as Warrant Agent under the Warrant Agreement referred to below (the "Warrant Agent").

WITNESSETH:

          WHEREAS, the Company and the Warrant Agent are parties to a Warrant Agreement dated as of September 14, 2004 (the "Warrant Agreement") under which 5,475,768 of the Company's Series A Warrants and 2,857,565 of the Company's Series B Warrants (collectively, the "Warrants") are issued and outstanding;

          WHEREAS, each Warrant entitles the holder thereof, on the terms and subject to the conditions set forth in the Warrants and the Warrant Agreement, to purchase one share of the Company's Common Stock at an exercise price of $18.00 per share (as such exercise price may be adjusted from time to time in accordance with the terms of the Warrant Agreement);

          WHEREAS, pursuant to Section 18 of the Warrant Agreement, the Company has received the written consent of holders of Warrants exercisable for a majority of the Warrant Shares (as defined in the Warrant Agreement) to make certain amendments to the Warrant Agreement, and in accordance therewith, the parties desire to amend the Warrant Agreement as herein provided; and

          WHEREAS, all conditions precedent and requirements necessary to make this Amendment a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

          NOW THEREFORE, in consideration of the premises and intending to be legally bound hereby, it is agreed, for the benefit of all holders of the Warrants, as follows:

SECTION 1.     AMENDMENT TO WARRANT AGREEMENT

          Section 1(a) of the Warrant Agreement is hereby amended by deleting the definition of "Stockholder Event Deadline" in its entirety and replacing it with the following:

           "Stockholder Event Deadline" means June 30, 2005.

SECTION 2.     EFFECT ON WARRANT AGREEMENT

          (a) On and after the date hereof, each reference in the Warrant Agreement to "this Agreement", "herein", "hereof", "hereunder" or words of similar import, shall mean and be a reference to the Warrant Agreement as amended hereby.

          (b) Except as specifically amended above in connection herewith, the Warrant Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Warrants or the Warrant Agent under the Warrant Agreement or any document executed in connection therewith.

SECTION 3.     GOVERNING LAW

          THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 4.     COUNTERPARTS

          This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

INTERPOOL, INC. By /s/ James F. Walsh Title Executive Vice President and Chief Financial Officer

[Seal]

Attest: /s/ Gregg Carpene
                     Secretary

U.S. BANK NATIONAL ASSOCIATION By /s/ Richard Prokosch Title Vice President